SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES AND

EXCHANGE ACT OF 1934

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Correctional Services Corporation

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CORRECTIONAL SERVICES CORPORATION

1819 Main Street, Suite 1000

Sarasota, Florida 34236

NOTICE OF THE 2004 ANNUAL

MEETING OF STOCKHOLDERS TO BE

HELD ON July 28, 2004 AT 10:00 A.M.

To the Stockholders of Correctional Services Corporation:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Meeting”) of CORRECTIONAL SERVICES CORPORATION (the “Company” or “CSC”) will be held on Wednesday, July 28, 2004, 10:00 a.m., local time, at the Sarasota Chamber of Commerce Board Room, 1945 Fruitville Road, Sarasota, Florida 34236, for purposes of considering and acting upon the following matters:

(1)	the election of seven directors;

(2)	the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2004;

(3)	Approval of the 2004 Stock Option Plan of Correctional Services Corporation;

(4)	Approval of the Amended and Restated 1999 Non-Employee Director Stock Option Plan of Correctional Services Corporation; and

(5)	the transaction of such other business as may properly come before the Meeting, or any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock at the close of business on June 7, 2004, the Record Date for the Meeting fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. A Proxy Statement describing the matters to be considered and acted upon at the Meeting is attached to this Notice. Also enclosed is the Annual Report to Stockholders for the year ended December 31, 2003, containing audited financial statements of the Company.

ALL HOLDERS OF COMMON STOCK ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

On behalf of the Board of Directors,

Sarasota, Florida	John R. Mentzer, III
June 14, 2004	Vice-President, General Counsel and Secretary

STOCKHOLDERS WHO DO NOT EXPECT TO BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

CORRECTIONAL SERVICES CORPORATION

1819 Main Street, Suite 1000

Sarasota, Florida 34236

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. ON July 28, 2004

INTRODUCTION

General

This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share (the “Common Stock”), of Correctional Services Corporation, a Delaware corporation (“CSC” or “the Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2004 Annual Meeting of Stockholders (the “Meeting”), to be held at the Sarasota Chamber of Commerce Board Room, 1945 Fruitville Road, Sarasota, Florida 34236, on Wednesday, July 28, 2004 at 10:00 a.m., local time, and any adjournments or postponements thereof. The cost of this solicitation will be borne by the Company.

Unless otherwise specified, all shares represented by proxies will be voted by the proxy holder as follows:

For –	the election of seven directors;

For –	the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2004;

For –	Approval of the 2004 Stock Option Plan of Correctional Services Corporation; and

For –	Approval of the Amended and Restated 1999 Non-Employee Director Stock Option Plan of Correctional Services Corporation.

Management and the Board of Directors are not aware of any other matters to be brought before the meeting. If any such matter or matters properly come before the Meeting, the designated proxy holder(s) will have discretionary authority to vote thereon.

The Proxy Statement and accompanying proxy card are being first mailed to stockholders on or about June 21, 2004.

Voting at the Annual Meeting

Only holders of record of Common Stock at the close of business on June 7, 2004 (the “Record Date”) are entitled to notice of and to vote at the Meeting. On the Record Date, there were 10,166,940 shares of Common Stock issued and outstanding. Each outstanding share of the Company’s Common Stock is entitled to one vote on each matter considered at the Meeting.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. All abstentions, if any, will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A plurality vote of the shares of Common Stock voted, in person or by proxy, at the Meeting, is required to elect each of the directors. The affirmative vote by holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Meeting, is required to ratify the reappointment of Grant Thornton LLP as independent auditors of the Company for the year ending December 31, 2004.

In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (“broker non-votes”), those shares will be counted for purposes of determining whether a quorum is present, but will not be counted for purposes of calculating a plurality or counted in determining the number of shares necessary for approval.

If the enclosed proxy card is properly executed and returned to the Company prior to the vote at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, subject to the following conditions:

Shares represented by a proxy marked “WITHHOLD AUTHORITY” to vote for (i) all seven nominees or (ii) any individual nominee(s) for election as directors and not otherwise marked “FOR” the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. In the absence of instructions, shares represented by a proxy will be voted FOR all of the seven nominees.

Shares represented by a proxy that is marked “ABSTAIN” on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, shares represented by a proxy will be voted FOR all of the proposals set forth in the Notice of Meeting and at the discretion of the proxies on any other matters that may properly come before the Meeting.

At any time prior to its exercise, a proxy may be revoked by the stockholder granting it by delivering a written notice of revocation or a duly executed proxy bearing a later date, to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement, or by attending the Meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

On and after June 28, 2004, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting. This list will be available during normal business hours at the office of the Secretary of the Company, 1819 Main Street, Suite 1000, Sarasota, Florida 34236.

Proxies may be solicited on behalf of the Board by mail, telephone, facsimile or in person, and the solicitation costs will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by the Company for their reasonable expenses.

1. ELECTION OF DIRECTORS

The following persons have been nominated by the Board of Directors to stand for election to serve as directors of the Company until the next Annual Meeting of the Stockholders of the Company and until their successors have been duly elected and qualified. Unless instructed otherwise, the proxy holder(s) named on the accompanying proxy card will vote for the election of the nominees.

•	Chet Borgida
•	Stuart M. Gerson
•	Bobbie L. Huskey
•	John H. Shuey
•	James F. Slattery
•	Aaron Speisman
•	Melvin T. Stith

The Board of Directors believes that each nominee will be able to serve. However, in the event any nominee becomes unable to or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors may determine.

THE BOARD OF DIRECTORS RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” THE

SEVEN NOMINEES FOR DIRECTORS

Information Regarding Nominees and Executive Officers

Each of the persons nominated by the Board currently serve as directors of the Company. All nominees were elected by the Stockholders at the last Annual Meeting with the exception of John H. Shuey who was appointed by the Board on March 8, 2004.

Each nominee’s name, age, office with the Company, (if any), year first elected a director and certain biographical information are set forth below, as well the respective ages and positions of the executive officers of the Company.

Name	Age	Year First Elected as a Director	Position with CSC
Stuart M. Gerson (2)(3)	60	1994	Chairman of the Board
James F. Slattery	54	1987	President, Chief Executive Officer and Director
Woodrow W. Harper	52	—	Executive Vice President, Government Relations
Aaron Speisman	53	1987	Executive Vice-President and Director
Bernard A. Wagner	55	—	Senior Vice President, Chief Financial Officer and Treasurer
Bobbie L. Huskey (1)(2)(3)	55	1999	Director
Melvin T. Stith (2)	57	1994	Director
Chet Borgida (1)(2)	59	2002	Director
John H. Shuey (1)	58	2004	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation/Stock Option Committee
(3)	Member of the Ethics and Compliance Committee

Stuart M. Gerson was elected a director of CSC in June 1994, and appointed Chairman of the Board in November 2001. Since March 1993, Mr. Gerson has been a Member of the law firm of Epstein Becker & Green, P.C. From January 1993 to March 1993, he was acting Attorney General of the United States. From January 1989 to January 1993, Mr. Gerson was the Assistant U.S. Attorney General for the Civil Division of the Department of Justice.

James F. Slattery co-founded CSC in October 1987 and has been its President, Chief Executive Officer and a director since CSC’s inception and Chairman from August 1994 to November 2001. Prior to co-founding CSC, Mr. Slattery had been a managing partner of Merco Properties, Inc., a hotel operation company, Vice-President of Coastal Investment Group, a real estate development company, and had held several management positions with the Sheraton Hotel Corporation.

Woodrow W. Harper has served in the capacity of Senior Vice President of Government Relations since joining CSC in July 1999. In March 2004, Mr. Harper was promoted to the position of Executive Vice President of Government Relations. Prior to joining CSC, Mr. Harper had worked for the Florida Department of Juvenile Justice since 1999, most recently serving as Deputy Secretary.

Aaron Speisman co-founded CSC in October 1987 and has been its Executive Vice-President and a director since CSC’s inception. From October 1987 to March 1994, Mr. Speisman also served as Chief Financial Officer of CSC. Since June 1, 1996, Mr. Speisman has been employed by CSC on a part-time basis.

Bernard A. Wagner joined the Company as Senior Vice President and Chief Financial Officer in May 2001. Since 1992, Mr. Wagner held various positions with Uniroyal Technology Corporation, most recently as Vice President and Chief Financial Officer of its High Performance Plastics, Inc. subsidiary. Prior to this position, Mr. Wagner was Director of Accounting for the company’s Polycast Technology division and Director of Finance and Accounting at the corporate headquarters. Mr. Wagner is a Florida CPA.

Bobbie L. Huskey was a director of Youth Services International, Inc., which was acquired by CSC in March 1999, at which time Ms. Huskey became a director of the Company. Ms. Huskey has been president of Huskey & Associates since 1984 and has 29 years experience in corrections, specializing in juvenile justice planning, and facilities and program development.

Melvin T. Stith was elected a director of the Company in November 1994. Since July 1991, Mr. Stith has been Dean of the Florida State University College of Business. From December 1989 to July 1991, Mr. Stith was Chairman of the Marketing Department of the Florida State University College of Business where he was also a Professor. Mr. Stith is also a director of Sprint and United Telephone of Florida.

Chet Borgida was elected a director in June 2002. Since October 2003, Mr. Borgida has been a partner with Prager and Fenton LLP, Certified Public Accountants. From June 2001 to July 2003, Mr. Borgida was a Senior Vice-President and Chief Financial Officer of Cross Media Marketing Corporation. From 1977 to May 2001, Mr. Borgida was a partner with Grant Thornton LLP, the Company’s independent auditors. Since March 2003, Mr. Borgida has been a Director and member of the Audit and Compensation Committees of Brand Partners Group, Inc., a Nasdaq listed company.

John H. Shuey was appointed a director in March 2004. Mr. Shuey joined Amcast Industrial Corporation, a producer of aluminum wheels for the automotive industry and copper fittings for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001.

There were nine meetings of the Board of Directors during 2003. Each incumbent director except John H. Shuey who was appointed to the Board on March 8, 2004, attended at least 75% of the combined number of meetings of the Board of Directors and committees on which such director serves. Each of our directors other than Messrs. Speisman and Slattery qualify as “independent” in accordance with listing standards of the National Association of Securities Dealers (“NASD”).

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation/Stock Option Committee, and an Ethics and Compliance Committee.

During 2003, the Compensation Committee consisted of Messrs. Stith, Speisman and Gerson and the Stock Option Committee consisted of Messrs. Borgida and Stith and Ms. Huskey. The Compensation Committee met once during 2003 and Stock Option Committee met once during 2003. At a meeting of the Board of Directors on March 8, 2004, the Board approved a motion to consolidate the Compensation Committee and the Stock Option Committee. The Compensation/Stock Option Committee consists of Messrs. Borgida (Chairman), Stith, Gerson and Ms. Huskey. The committee has responsibility for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or through delegation, participation in and all awards, grants, and related actions under the provisions of the Company’s stock option plan. The Report of the Compensation/Stock Option Committee is included later in this Proxy Statement. A copy of the Compensation/Stock Option Committee’s charter is available on the company’s website (www.correctionalservices.com).

The Audit Committee consists of Messrs. Borgida (Chairman), Shuey and Ms. Huskey. Each of the three members of the Audit Committee meets the definition of an independent director as by the NASD’s listing standards. Messrs. Borgida and Shuey are qualified as audit committee financial experts in accordance with SEC regulations.

The functions of the Audit Committee, include the annual appointment of CSC’s independent public accountants, discussion and review of the scope and the fees of the prospective annual audit and review of the results thereof with the independent public accountants, review and approval of related party transactions, review and approval of audit and non-audit services of the independent public accountants, if any, the review of compliance with existing major accounting and financial policies of CSC, review of the adequacy of the financial organization of CSC and review of management’s procedures and policies relative to the adequacy of CSC’s internal accounting controls. The committee is also responsible for reviewing, evaluating and recommending changes to the Company’s Corporate Governance Guidelines. The Report of the Audit Committee is included later in this Proxy Statement. The committee met four times during 2003. A copy of the Audit Committee’s charter is included in this Proxy as Attachment A and is also available on the company’s website (www.correctionalservices.com).

The Ethics and Compliance Committee consists of Mr. Gerson (Chairman) and Ms. Huskey and was established by the Board of Directors in November 2001 to oversee the Company’s Ethics and Compliance Program. The Ethics and Compliance Program was developed to promote understanding of the Company’s mission, philosophy, and goals and adherence to high standards of ethical conduct. The committee met once during 2003.

Our entire Board of Directors participates in the nominating process and therefore the Board believes that it has the resources necessary to adequately address the Company’s needs without a nominating committee. The Board identifies candidates through a variety of means, including recommendations from members of the Board, and suggestions from Company management. The Board considers candidates based on their business or professional experience, the diversity of their background, and their array of talents and perspectives. Any formal invitation to a director candidate is authorized by a majority of our independent directors. In addition, the committee considers candidates recommended by third parties. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data, and qualifications. The Company does not have a nominating committee charter. The Board has adopted a resolution addressing the nomination process.

Stockholders interested in communicating with members of the Company’s Board of Directors (including specific individual directors) may do so by writing to Correctional Services Corporation, Attention: Secretary, 1819 Main Street, Suite 1000, Sarasota, Florida 34236. The Secretary of the Company compiles all communications and submits them to the Board or the individual directors to whom they are addressed.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by Grant Thornton, LLP for professional services in connection with the audit of the Company’s 2003 and 2002 annual financial statements and review of the Company’s 2003 and 2002 quarterly financial statements were approximately $175,000 for 2003 and $191,000 for 2002.

Audit-Related Fees

The aggregate fees billed by Grant Thornton, LLP for assurance and related services in 2003 and 2002 that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above were approximately $46,000 and $115,000, respectively. The fees billed in 2003 consisted primarily of an audit of financial data as required under an operating agreement, and the audits of the Company’s 401(k) plans. The fees billed in 2002 consisted primarily of an audit of current and prior period financial data as required under an operating agreement, and the audits of the Company’s 401(k) plans.

Tax Fees

The aggregate fees billed by Grant Thornton, LLP in 2003 and 2002 for tax compliance, tax advice and tax planning were approximately $84,000 and $54,000, respectively.

All Other Fees

The aggregate fees billed during 2003 and 2002 for services rendered by Grant Thornton, LLP, other than the services described in the preceding paragraphs were approximately $0 for both years.

Audit Committee Administration of the Engagement

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to specific budget. Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Grant Thornton was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC rules. The Audit Committee has determined that the provision of the non-audit services listed above is compatible with maintaining the independence of Grant Thornton LLP.

Indemnification

CSC’s By-Laws provide that CSC shall indemnify each director and such officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

CSC carries insurance providing indemnification, under certain circumstances, to all of CSC’s directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers.

CSC has also entered into indemnity agreements with all of its directors and executive officers. The indemnity agreements provide that CSC will pay any costs which an indemnitee actually and reasonably incurs because of the claims made against her/him by reason of the fact that she/he is or was a director or officer of CSC, except that CSC is not obligated to make any payment which CSC is prohibited by law from paying as indemnity, or where:

•	final determination is rendered on a claim based upon the indemnitee’s obtaining a personal profit or advantage to which he was not legally entitled;

•	a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions;

•	a claim where the indemnitee was adjudged to be deliberately dishonest; or

•	a final determination is rendered that indemnification is not lawful.

Director’s Compensation

Employee-directors receive no compensation for serving on the Board of Directors other than reimbursement of expenses incurred in attending meetings. As of November 2001, non-employee directors elected or appointed to the Board of Directors are paid $2,500 for each Board meeting attended and $1,000 for each committee meeting attended, or in the case of a committee Chairman, $1,500 for each committee meeting attended. In addition, all non-employee directors participate in the Company’s 1999 Non-Employee Director Stock Option Plan and are reimbursed for expenses incurred to attend meetings.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company’s review of the copies of such forms received by it during the Company’s fiscal year ended December 31, 2003, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Common Stock on February 27, 2004 by (i) each person known by the Company to own beneficially more than five percent of such shares, (ii) each director, (iii) each person named in the Summary Compensation Table under “Executive Compensation” of this Proxy Statement, and (iv) all directors and executive officers as a group, together with their respective percentage ownership of the outstanding shares:

Name and Address of Beneficial Owner	Number of Shares	Acquirable within 60 days**	Percent Outstanding
James F. Slattery(1)	787,245	190,000	9.4%
Wells Fargo & Company (2)	678,425	—	6.7%
Esther Horn(1)	597,175	—	5.9%
Jacob May/Background America(3)	535,210	—	5.3%
Dimension Fund Advisors, Inc.(4)	527,236	—	5.2%
Aaron Speisman(5)	423,638	40,000	4.6%
Stuart Gerson	6,000	61,667	*
Bobbie L. Huskey.	1,151	41,667	*
Melvin T. Stith	—	36,667	*
Woodrow W. Harper	2,366	6,667	*
Thomas C. Rapone	—	16,667	*
Bernard A. Wagner	—	11,667	*
Chet Borgida	—	3,333	*
John H. Shuey	—	—	—

All executive officers and directors as a group (ten persons) (6)	1,227,955	445,000	16.1%

*	Less than 1%
**	Consists of shares issuable upon exercise of options as of February 27, 2004 or within 60 days thereafter.
(1)	Address is c/o Correctional Services Corporation, 1819 Main Street, Suite 1000, Sarasota, Florida 34236.
(2)	Address is Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104. In a Form 13G filed January 23, 2004, Wells Fargo reports sole voting power over 675,800 shares.
(3)	Holdings obtained from investor communication service as of February 27, 2004. Address is 1900 Church Street, Suite 400, Nashville, TN 32703.
(4)	Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. In a Form 13G/A, filed February 6, 2004, Dimension Fund Advisors, Inc. reports sole voting power to vote or direct the vote over 656,487 shares; however, it disclaims any beneficial ownership of such shares.
(5)	Does not include 3,750 shares of Common Stock owned by the Jennifer Anna Speisman 1992 Trust and 3,750 shares of Common Stock owned by the Joshua Israel Speisman 1992 Trust, trusts for the benefit of Mr. Speisman’s children, as to which Mr. Speisman disclaims beneficial ownership.
(6)	The ten executive officers and directors are: Chet Borgida, Stuart M. Gerson, Bobbie L. Huskey, Thomas Rapone, James F. Slattery, John H. Shuey, Aaron Speisman, Melvin T. Stith, Bernard A. Wagner, and Woodrow W. Harper.

The following table sets forth securities authorized for issuance under equity compensation plans as of December 31, 2003.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding stock option ($/share)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	688,334	6.24	145,000
Equity compensation plans not approved by stockholders	—	—	—

Executive Compensation

The following table sets forth a summary of the compensation paid or accrued by CSC during the three fiscal years ended December 31, 2003, 2002 and 2001 for CSC’s Chief Executive Officer and the two other most highly compensated executive officers serving at the end of 2003:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation				Long-Term Compensation
	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Number of Shares of Common Stock Underlying Options	All Other Compensation (3)(4)
James F. Slattery Chief Executive Officer and President	2003 2002 2001	319,768 289,231 287,726	83,800 151,500 —	14,013 19,267 20,244	— — —	7,452 6,019 7,176

Thomas C. Rapone (1) Executive Vice-President And Chief Operating Officer	2003 2002 2001	197,276 130,567 —	— 50,000	— —	— 50,000	— 18,363

Bernard A. Wagner Senior Vice-President and Chief Financial Officer	2003 2002 2001	154,807 150,719 92,132	46,350 45,000 —	— — —	— 15,000 10,000	— — —

(1)	Mr. Rapone was appointed Executive Vice-President and Chief Operating Officer on April 15, 2002. Mr. Rapone’s employment was terminated effective April 15, 2004.
(2)	Consists of car lease payments or auto allowance for Mr. Slattery.
(3)	Consists of life insurance premiums for Mr. Slattery.
(4)	Consists of a housing allowance for Mr. Rapone.

Stock Options

In October 1993, the Company adopted a stock option plan (the “Stock Option Plan”). This plan as amended, provides for the granting of both: (i) incentive stock options to employees and/or officers of the Company and (ii) non-qualified options to consultants, directors, employees or officers of the Company. The total number of shares that may be issued pursuant to outstanding options granted under the stock option plan is 1.5 million. The plan expired in October 2003; therefore there are no options currently available for grant under that plan. The Company, in June 1994, adopted a Non-Employee Directors Stock Option Plan, which provides for the grant of non-qualified options to purchase up to 150,000 shares of the Company’s Common Stock. In May 1999, the Company adopted the 1999 Non-Employee Director Stock Option Plan, which provides for the grant of non-qualified options to purchase up to 300,000 shares of the Company’s Common Stock.

Options granted under all plans may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). Options granted under all plans will expire not more than ten years from the date of grant.

No stock options were granted to the executive officers named in the Summary Compensation Table during 2003.

The following table sets forth information relating to stock options held by the executive officers named in the Summary Compensation Table:

OPTION VALUES AT DECEMBER 31, 2003

Name	Number of Shares Underlying Options at Year End Exercisable/Unexercisable	Value of In-The Money Options at Year End Exercisable/Unexercisable
James F. Slattery	190,000/0	$0/$0
Woodrow W. Harper	3,334/6,666	$2,825/$5,649
Thomas C. Rapone	16,667/33,333	$19,300/$38,600
Bernard Wagner	11,667/13,333	$9,887/$11,298

Employment Agreements

On September 29, 1999, CSC entered into an employment agreement with its Chief Executive Officer, James F. Slattery. The agreement had an initial term of three years with automatic annual renewal provisions, and is in the second renewal period. Mr. Slattery’s minimum annual compensation was $270,000 until September 29, 2000; thereafter the base compensation is adjusted through annual costs of living increases of at least 3.5%. Mr. Slattery also received use of an automobile, reimbursement of business expenses, health insurance, related benefits and a bonus equal to 5% of CSC’s pre-tax profits in excess of $1,000,000, such bonus not to exceed $200,000.

Also, on September 29, 1999, CSC entered into a Change in Control Agreement with Mr. Slattery which provides for payments of specified benefits to Mr. Slattery in the event his employment terminates under specified circumstances following a change in control of CSC. For the purposes of this agreement, a change in control is deemed to take place whenever:

•	for any period of two consecutive years beginning on any date from and after September 29, 1999, if the Board of Directors at any time during or at the end of such period is not comprised so that a majority of the directors are either (i) individuals who constitute the Board of Directors at the beginning of such period or (ii) individuals who joined the Board during such period who were elected or nominated for election pursuant to a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (but not including, for purposes of (i) or (ii), a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the Change in Control Agreement relating to stockholder approval of a merger, share exchange or consolidation of the Company);

•	the stockholders of CSC approve a merger, share exchange or consolidation of CSC with or into any other corporation wherein immediately following such merger, the stockholders of CSC prior to the transaction own less than 51% of the outstanding voting stock of CSC (if it is the survivor of the transaction) or the surviving entity; or

•	the stockholders of CSC approve a plan of complete liquidation of CSC or an agreement for the sale or disposition by CSC of all or substantially all CSC’s assets.

Benefits made available to Mr. Slattery under the terms of the change in control agreement in the event that his employment is terminated under the above specified circumstances may include:

•	payment of his full base salary through the date of termination at the rate in effect at the time notice of termination is given, plus all other amounts and benefits to which Mr. Slattery is entitled under his employment agreement or pursuant to any plan of CSC in which he is participating at the time of termination;

•	a lump sum severance payment equal to the sum of (A) three times Mr. Slattery’s annual base salary and incentive bonus in effect immediately prior to the occurrence of the change in control and (B) $1,000,000 as payment for Mr. Slattery’s agreement to extend his agreement not to compete under his employment agreement to four years following the date of termination;

•	any deferred compensation allocated or credited to Mr. Slattery or his account as of the date of termination;

•	certain additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code;

•	maintenance of life, disability, accident and health insurance benefits substantially similar to those that Mr. Slattery was receiving immediately prior to the notice of termination, for the period beginning on the date of termination and ending on the earlier of (A) the end of the 36th month after the date of termination or (B) the date Mr. Slattery becomes eligible for such benefits under any plan offered by an employer with which he is employed on a full-time basis; and

•	all benefits payable to Mr. Slattery under any applicable retirement, thrift, and incentive plans as well as any other plan or agreement sponsored by CSC or any of its subsidiaries relating to retirement benefits.

On April 15, 2002, the Company entered into a two-year employment agreement with its former Chief Operating Officer, Thomas C. Rapone. Mr. Rapone’s minimum annual salary was $192,500, plus executive benefits, a temporary housing allowance, and bonuses, payable from time to time in such amounts as may be determined by the Company. Mr. Rapone also received options to purchase 50,000 shares of the Company’s common stock, with the options vesting ratably over three years from the grant date. The agreement also included a non-compete clause in effect during Mr. Rapone’s employment and until six months after termination of employment. Mr. Rapone’s employment was terminated effective April 15, 2004.

On April 1, 2004, the Company entered into a two-year employment agreement with its Executive Vice President – Government Relations, Woodrow W. Harper. Mr. Harper’s minimum annual salary is $200,000, plus executive benefits, a temporary housing allowance, and bonuses, payable from time to time in accordance with an incentive program based on new facilities. The agreement also includes a non-compete clause in effect during Mr. Harper’s employment and until one year after termination of employment.

Report of the Compensation/Stock Option Committee

Executive Compensation

Executive Compensation Philosophy.    The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. The Compensation/Stock Option Committee of the Board of Directors consists of Messrs. Stith, Gerson and Speisman. Messrs. Stith and Gerson are independent directors. Mr. Speisman is an Executive Vice-President of the Company. The Compensation/Stock Option Committee is responsible for setting and administering the policies and programs that govern annual compensation.

Executive Compensation Components.    The key components of the Company’s compensation program are (i) base salary, (ii) annual bonus, and (iii) long-term incentives by means of equity participation through stock options. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning the interests of executive officers with those of stockholders. The Compensation/Stock Option Committee reviews each component of executive compensation on an annual basis.

Base Salary.    Base salaries for executive officers are set near the average levels believed by the

Compensation/Stock Option Committee to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon an evaluation of each executive’s performance, as well as the performance of the Company as a whole. While the Compensation/Stock Option Committee does not establish a specific formula or target to determine base salaries, the Compensation/Stock Option Committee does review detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in companies of similar size and in similar industries. In this regard, the Compensation/Stock Option Committee also considers the relative financial performance of these companies, especially with regard to growth in earnings and return on equity. The Compensation/Stock Option Committee also considers the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership.

Bonus.    The Compensation/Stock Option Committee believes that a significant proportion of total cash compensation for executive officers should be subject to the attainment of specific Company objectives, as well as the attainment of specific individual objectives that are established annually with each of the executive officers. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each officer’s compensation at risk. Consequently, through Employment Agreements with key executive officers, the Company establishes potential bonuses for executive officers based upon their ability to increase earnings and the achievement of specific operational objectives. Potential bonuses are based upon the Company’s judgment regarding the appropriate percentage of compensation which should be based on the attainment of such results.

Equity Participation through Stock Options.    The Compensation/Stock Option Committee believes that equity participation through stock options (including performance-based options) is a key component of its executive compensation program. The use of such awards provides a long-term link between the results achieved for the Company’s stockholders and the reward provided to executive officers. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company and the practices of other companies of similar size and in similar industries. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company’s stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s stock occurs over a number of years. No performance-based options were granted either to the President and Chief Executive Officer or other executive officers in 2003.

Compensation of the Chief Executive Officer.    Consistent with the executive compensation policy and components described above, Mr. Slattery received a base salary of $319,768 for 2003. Mr. Slattery’s salary was not tied to specific performance criteria, but the Compensation/Stock Option Committee determined such salary to be appropriate based upon its survey of salaries paid to peers, attainment of non-financial corporate objectives and other factors. Mr. Slattery also received a bonus in the amount of $83,800 in 2004, based on the Company’s 2003 performance.

Members of the Compensation/Stock Option Committee:

Chet Borgida

Stuart M. Gerson

Bobbie Huskey

Melvin T. Stith

Compensation/Stock Option Committee Interlocks and Insider Participation

During 2003, The Compensation Committee was composed of Messrs. Gerson, Speisman, and Stith. During fiscal year 2003, Mr. Speisman was employed by the Company as an Executive Vice-President. As of the date of this Proxy Statement, the merged Compensation/Stock Option Committee is comprised of Messrs. Borgida, Gerson, Stith and Ms. Huskey, none of whom is or has been an officer or employee of the Company.

Audit Committee Report

As required in its Charter and by the applicable rules and regulations, the Audit and Finance Committee has:

1.	Reviewed and discussed with management the audited financial statements for the fiscal year;

2.	Discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (codification of Statements on Auditing Standards, AU sec 380) as then modified or supplemented;

3.	Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit and Finance Committees,” as then modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence;

4.	Has considered whether the provision of services covered under the “All Other Fees” paragraph is compatible with maintaining the principal accountant’s independence, and affirms that the aforementioned services provided do not compromise the independence of the principal accountant;

5.	In view of the review and discussions referred to in paragraphs 1 through 4 above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission; and

6.	Reviewed its Charter and made such recommendations as it deemed necessary to the Board of Directors.

Members of the Audit Committee:

Chet Borgida

John H. Shuey

Bobbie L. Huskey

Certain Relationships and Related Transactions

The Company leases the entire building located at 988 Myrtle Avenue, Brooklyn, New York from Myrtle Avenue Family Center, Inc. (“MAFC”) pursuant to a five-year lease which commenced January 1, 1994. The lease established a monthly rental of $40,000 and contained three five-year renewal options. The Company is currently in its second option period, which runs from January 1, 2004 through December 31, 2008. The monthly rental payment during the second option period is $65,000. In addition, the Company pays taxes, insurance, repairs and maintenance on this building. MAFC is a corporation owned by Mrs. Horn (27.5%) and Messrs. Slattery (8%) and Speisman (27.5%). The terms of the lease were not negotiated at arm’s length due to their relationship with MAFC and the Company. Messrs. Slattery and Speisman participated in such negotiations. The Company paid $480,000 in rent payments for the year ended December 31, 2003.

Since October 1, 1996, the Company has leased a building located at 2534 Creston Avenue, Bronx, New York from Creston Realty Associates, L.P. (“CRA”), the corporation owned 10% by Esther Horn, from which the Company operates its Bronx Community Correctional Facility. The original lease term was two years commencing October 1, 1996 and had three additional one year option periods. The Company paid $338,000 in rent payments for the year ended December 31, 2003. Effective October 1, 2001, the lease was extended for 10 additional years, which increased the annual rent payable by the Company to $330,000, and provided for biennial increases in annual rent up to $450,000 per year during the term of the extension. The terms of the extension also enable the Company to terminate the lease at the end of any lease year at its option upon payment to the landlord of the full amount of the next year’s rent as an early termination fee. As with the original lease term, the Company also will pay taxes, insurance, repairs and maintenance on this building during the term of the extension. The terms of this lease extension were not negotiated at arm’s length due to the relationship between the Company, Mrs. Horn and CRA.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive, financial and accounting officers, as well as all employees of the Company. The Company’s Code of Ethics is posted on its website at http://www.correctionalservices.com. The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company’s Code of Ethics. Such request should be addressed to: Correctional Services Corporation, Human Resources Department, 1819 Main Street, Suite 1000, Sarasota, Florida 34236.

Performance Graph

The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Russell 2000 Stock Index and the Company’s peer group for the last five fiscal years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1998 and that all dividends were reinvested on a quarterly basis.

Comparison of Cumulative Total Return

Total Return Analysis

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Correctional Services Corporation	100.00	35.35	18.69	16.08	23.43	21.74
Russell 2000	100.00	119.62	114.59	115.77	90.79	131.98
Peer Group	100.00	41.21	18.55	46.73	27.65	50.11

The Company’s peer group consists of the following companies: The Geo Group, Inc. (formerly Wackenhut Corrections Corporation), Corrections Corporation of America, Cornell Corrections, Inc., and Res-Care, Inc. Ramsay Youth Services was included in the Peer Group in prior years; however, they were acquired by another company and their common stock is no longer publicly traded.

2. REAPPOINTMENT OF AUDITORS

The Board of Directors recommends that the stockholders ratify the appointment of Grant Thornton LLP, which served as the Company’s independent auditors for the last fiscal year, as independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2004. A representative of Grant Thornton is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Company for the year ended December 31, 2003.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE

APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT

AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

3. APPROVAL OF THE 2004 STOCK OPTION PLAN

The 2004 Stock Option Plan (the “Plan”) was adopted by Board of Directors on June 2, 2004, subject to shareholder approval.

The following summary of certain major features of the Plan is subject to the specific provisions contained in the full text of the Plan set forth as Attachment B.

Summary of the Plan

Under the Plan, an aggregate of 1,500,000 shares of Common Stock is reserved for issuance upon exercise of options. The purpose of the Plan is to advance the interests of the Company by enhancing its ability to attract and retain selected employees, consultants, officers, directors, independent contractors and other persons by creating incentives and rewards for their contributions to the success of the Company. Incentive stock options (“ISO”) that qualify under Section 422 of the Internal Revenue Code (the “Code”) and/or non-qualified stock options (“NQSO”) that do not so qualify may be granted under the Plan.

Administration

The authority to manage and control the operation and administration of the Plan may be vested in the Compensation/Stock Option Committee (the “Committee”) of the Board of Directors, which consists of not less than three persons, each of whom must be an outside “non-employee director” as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934.

Eligibility

The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as “disinterested persons” within the meaning of Exchange Act Rule 16b-3.

Grant of Options

Pursuant to the Plan, the Committee selects those persons to be granted options and determines (i) whether the respective option is to be an ISO or NQSO, (ii) the number of shares of Common Stock purchasable thereunder, (iii) the time or times when the option becomes exercisable, and (iv) the exercise price per share, which cannot be less than 100% of the fair market value on the date of grant (or 110% for owners of in excess of 10% of the outstanding capital stock of CSC). For purposes of the Plan, “fair market value” of a share of Common Stock as of a specified date is the closing bid price appearing on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”). Unless earlier terminated, options shall terminate at a date determined by the Board of Directors, but in no event more than ten years from the date of grant. No options shall be granted after June 2, 2014.

Each grant of an option will be evidenced by a written stock option agreement setting forth the terms and conditions of the option, including whether it is an ISO or NQSO. Nothing in the Plan nor in the stock option agreement evidencing the grant of the ISO and/or NQSO shall confer upon the holder any right to continue in the employ of the Company or obligate the Company to continue the engagement of the holder.

Exercise of Options

Options shall become exercisable on the terms and conditions established by the Committee as set forth in the written option agreement. The purchase price shall be made (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for ISOs, through the delivery of Shares owned by the optionee for a period of not less than six months and for which the optionee has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for NQSOs, by a combination of cash and shares as provided in (i) and (ii) above. Until the option has been validly exercised, the holder of an option shall not have any rights of a stockholder of the Company with respect to the shares purchasable thereunder.

Transferability of Options

The Plan provides that an ISO may only be sold, transferred or disposed of by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and that a NQSO may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Committee and as set forth in a grant agreement with an optionee.

Vesting

The Board may impose such vesting restrictions as it sees fit at the time of grant.

Adjustments

The stock option agreements executed pursuant to the Plan contain customary anti-dilution provisions which provide that in the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company, the number of shares of Common Stock available under the Plan and the number of shares subject to outstanding options and the related exercise price per share shall be proportionately adjusted.

Change of Control

In the event of a consolidation or merger in which the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation, while unexercised options remain outstanding under the Plan, a holder’s rights with respect to outstanding and unexercised options granted to him or her will be adjusted in accordance with any one of the following:

(i) subject to clauses (iii), (iv) and (v) below, in lieu of shares of CSC Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

(ii) the Committee may provide that after a specified date prior to the effective date of such merger, consolidation, liquidation or sale, all options shall be exercisable in full; or

(iii) all outstanding options may be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, and each holder thereof shall have the right to exercise any or all such options in full during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

(iv) all outstanding options may be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

(v) the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

Amendments

The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company make a material revision to the plan which includes amendments that will, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of Section 10 of the Plan (relating to amendments), (e) extend the period of an outstanding option beyond ten years from the date of grant, (f) adversely affect the rights of any optionee (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

Termination

No options may be granted under the Plan more than 10 years after the date the plan was adopted by the Board, but options theretofore granted may extend beyond that date and the terms of the Plan shall continue to apply to such options and to any shares acquired upon exercise thereof.

Federal Income Tax Consequences

The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the Plan. Also, the specific state tax consequences to each participant under the Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant.

Incentive Stock Options

No taxable income is recognized by the optionee upon the grant of an ISO under the Plan. Further, no taxable income will be recognized by the optionee upon exercise of an ISO granted under the Plan and no business expense deduction will be available to the Company. Generally, if the optionee holds shares acquired upon the exercise of ISOs for at least two (2) years from the date of grant of the option and for at least one (1) year from the date of exercise, any gain on a subsequent sale of such shares will be considered as long-term capital gain. The gain recognized upon the sale of the shares is equal to the excess of the sales proceeds of the shares over the exercise price. Therefore, the net federal income tax effect on the holders of ISOs who meet the required holding period provisions is to defer, until the shares are sold, taxation of any increase in the value of the shares from the date of grant and to treat such gain, at the time of sale, as capital gain rather than ordinary income.

However, in general, if the optionee sells the shares prior to expiration of either the two-year or one-year period, referred to as a “disqualifying disposition,” the optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of the gain recognized on the disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The two-year and one-year holding period rules do not apply to optioned shares which are disposed of by the optionee’s estate or a person who acquired such shares by reason of the death of the optionee.

Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company’s Chief Executive Officer or any one of the Company’s other four (4) most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated in the Plan, and shareholder and Board approval of the Plan is obtained. The Plan has been drafted to allow compliance with those performance-based criteria that relate to ISOs.

If shares of Common Stock are used in payment of the exercise price of an ISO, the following rules apply:

(i) If the exercise price under an ISO is paid by delivery of shares of Common Stock previously acquired upon exercise of an earlier granted ISO, if such delivery constitutes a “disqualifying disposition” of the delivered shares because such shares of Common Stock had not been held long enough to satisfy the requisite two-year and one-year holding periods applicable to ISOs, such disqualifying disposition will render the optionee subject to ordinary taxation as discussed above on the delivered shares. To the extent the number of newly acquired shares equals the number of delivered shares as to which there was a disqualifying disposition, the basis for such newly acquired shares will be equal to the fair market value of the delivered shares at the time they were delivered, and the holding period for these newly acquired shares will, except for disqualifying disposition purposes, include the period for which the delivered shares were held; and to the extent the number of newly acquired shares exceeds the number of delivered shares, such additional shares will have a zero basis and a holding period measured from the date of exercise of the option; and

(ii) If an ISO is exercised with (i) shares of Common Stock acquired upon exercise of an ISO and held for the requisite holding period prior to delivery, (ii) shares of Common Stock acquired under a NQSO, or (iii) shares of Common Stock acquired through open-market purchases, then the optionee will not recognize any taxable income (other than relating to alternative minimum tax) with respect to the shares of Common Stock so delivered. To the extent the purchased shares equal in number the shares of Common Stock delivered in payment of the exercise price, the newly acquired shares will have the same basis and holding period as the delivered shares. The balance of the purchased shares will have a zero basis for tax purposes, and their holding period will commence on the date these additional shares are acquired upon exercise by the optionee.

At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 15%, and items of ordinary income are currently taxed to individuals at a maximum rate of 35.0%.

An employee may be subject to an alternative minimum tax upon exercise of an ISO since the excess of the fair market value of the optioned stock at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the acquired shares are disposed of in the same year that the option was exercised.

Non-Qualified Stock Options

As in the case of ISOs, the grant of NQSOs will not result in any taxable income to the optionee. However, unlike ISOs, generally the optionee will recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price.

The fair market value of the shares on the date income is required to be recognized will constitute the tax basis thereof for computing gain or loss on any subsequent sale. Any gain or loss recognized by the optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than twelve months prior to disposition.

Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise. The income recognized by the optionee will be treated as compensation income and will be subject to income tax withholding by the Company.

Required Vote

Approval of the Plan requires the affirmative vote by holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless marked to the contrary, proxies received will be voted FOR approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE 2004

STOCK OPTION PLAN

4. APPROVAL OF THE AMENDED AND RESTATED 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The Amended and Restated 1999 Non-Employee Director Stock Option Plan (the “Director Plan”) was originally approved by the shareholders on June 29, 1999. The current proposed amendment, adopted by the Board on June 2, 2004, subject to shareholder approval, extends the term of the Plan until June 2, 2014. Under the Director Plan, an aggregate of 300,000 NQSOs are reserved for issuance as an aggregate of 300,000 shares of Common Stock.

The purpose of the Director Plan is to provide additional incentives to Non-Employee Directors (as defined below), to promote the financial success and progress of the Company by granting such persons options to purchase shares of the Common Stock.

The following summary of certain major features of the Plan is subject to the specific provisions contained in the full text of the Plan set forth as Attachment C.

Summary of Director Plan

Administration of the Director Plan

The Director Plan will be administered by the Board of Directors of the Company.

Eligibility

As defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), a “Non-Employee Director” is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, e.g., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (e.g., where the director has a ten percent or more equity interest in an entity which makes or receives payments in excess of five percent of the Company’s or that entity’s consolidated gross revenues).

Grant of Options

The Board selects Non-Employee Directors to be granted options and determines (i) the number of shares of Common Stock purchasable under the option, (ii) the time or times when the option becomes exercisable, (iii) the exercise price, which cannot be less than the fair market value of a share of Common Stock on the date of grant and (iv) the duration of the option.

For purposes of the Director Plan, the “fair market value” of the shares shall be deemed to be, if the shares are traded on The Nasdaq Stock Market or on a national securities exchange, the closing sales price of the shares on The Nasdaq Stock Market, National Market or such national securities exchange on the business day immediately preceding the day as of which the determination is being made or on the next preceding day on which the shares were traded if no shares were traded on such day.

Each option granted under the Director Plan shall be evidenced by a written stock option agreement in such form (which need not be the same for each optionee) as the Board shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Director Plan. The date of Grant of an option shall be the date on which the Board makes the determination to grant such option unless otherwise specified by the Board. The Grant representing the option shall be delivered to the optionee within a reasonable time after the granting of the option.

Exercise of Options

Options shall be exercisable within the times or upon the events determined by the Board as set forth in the stock option agreement.

Payment for the shares may be made (i) in cash, (ii) by surrender of shares of Common Stock of the Company having a fair market value equal to the exercise price of the option; or (iii) by any combination of the foregoing where approved by the Board in its sole discretion; provided, however, in the event of payment of shares of Common Stock by method (ii) above, the shares so surrendered, if originally issued to the optionee upon exercise of an option(s) granted by the Company, shall have been held by the optionee for more than six months.

Notwithstanding the exercise periods set forth in the stock option agreement, exercise of an option shall always be subject to the following limitations: (i) an option shall not be exercisable unless such exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise and (ii) the Board may specify a reasonable minimum number of shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent the optionee from exercising the option for the full number of shares as to which the option is then exercisable.

Prior to the issuance of shares upon the exercise of an option, the optionee is required to pay or make adequate provision for payment of any federal, state or local withholding tax obligations of the Company, in the manner determined in the sole discretion of the Board. No optionee shall have any of the rights of a shareholder of the Company with respect to any shares subject to an option until the option has been validly exercised.

Termination or Lapse of Options

In the event of death of the optionee or voluntary or involuntary termination of directorship with the Company of the optionee, such option may, subject to the provisions of the Director Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such option has not previously been exercised, but only to the extent that such option could be exercised by the optionee on the date of such death or voluntary or involuntary termination of directorship with the Company (whichever is the applicable case): (i) in the event of the death of the optionee, then by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, within twelve months from the date of death, but in no event subsequent to the expiration date of the option; or (ii) in the event of the optionee’s voluntary or involuntary termination of directorship with the Company, then by the optionee within six months from the date of termination, but in no event subsequent to the expiration date of the option.

Option Adjustments

The Director Plan contains a customary anti-dilution provision that provides that in the event of any change in number of the Company’s outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of the Common Stock available under the Director Plan and the number of shares subject to outstanding options and exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board of Directors or shareholders of the Company and compliance with applicable securities laws. No certificate or scrip representing fractional shares shall be issued upon the exercise of any option and any resulting fractions of a share shall be ignored.

Change of Control of the Company

The Director Plan provides that in the event of a consolidation or merger in which the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Director Plan, a holder’s rights with respect to options granted to him or her will be adjusted in accordance with any one of the following:

(i)	subject to clauses (iii), (iv) and (v) below, in lieu of shares of CSC Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

(ii)	the Committee may provide that after a specified date prior to the effective date of such merger, consolidation, liquidation or sale, all options shall be exercisable in full; or

(iii)	all outstanding options may be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, and each holder thereof shall have the right to exercise any or all such options in full during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

(iv)	all outstanding options may be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

(v)	the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

Amendments to the Director Plan

The Board may at any time terminate or amend the Director Plan in any respect; provided, however, that shareholder approval shall be required to be obtained by the Company for any amendment that will make a material revision to the Director Plan which includes amendments that will (a) increase the maximum number of shares available under the Director Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of Section 13 of the Director Plan (relating to amendments), (e) extend the period of an outstanding option beyond ten years from the date of grant, (f) adversely affect the rights of any optionee (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

Transferability of Options

An option may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Board and as set forth in a stock option agreement with an optionee.

Issuance of Shares

The shares of Common Stock, when issued and paid for pursuant to options granted under the Director Plan, shall be issued as fully paid and non-assessable shares.

Termination of the Director Plan

No option shall be granted pursuant to the Director Plan on or after June 2, 2014, but options theretofore granted may extend beyond that date and the terms of the Director Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.

Federal Income Tax Consequences

The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the Director Plan. Also, the specific state tax consequences to each participant under the Director Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant.

Non-Qualified Stock Options

The options granted under the Director Plan will be NQSOs. Therefore, the grant of NQSOs will not result in any taxable income to the optionee. Generally, the optionee will recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price.

The fair market value of the shares on the date income is required to be recognized will constitute the tax basis thereof for computing gain or loss on any subsequent sale. Any gain or loss recognized by the optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than twelve months prior to disposition.

Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise. The income recognized by the optionee will be treated as compensation income and will be subject to income tax withholding by the Company.

Required Vote

Approval of the Director Plan requires the affirmative vote by holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless marked to the contrary, proxies received will be voted FOR Approval of the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE DIRECTOR PLAN

5. OTHER MATTERS

The Board of Directors has no knowledge of any other matters that may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy on such matters.

Stockholders’ Proposals

Any stockholder of the Company who wishes to present a proposal in accordance with SEC Rule 14a-8, to be considered at the Company’s 2005 Annual Meeting of Stockholders, and who wishes to have such proposal presented in the Company’s proxy statement for such Meeting, must deliver such proposal in writing to the Secretary of the Company at our principal executive offices located at 1819 Main Street, Suite 1000, Sarasota, Florida 34236, on or before January 17, 2005. Stockholders wishing to make proposals, outside of SEC Rule 14a-8, at the 2005 Annual Meeting of Stockholders must submit their proposals in writing to the Secretary of the Company at our principal executive offices no later than March 28, 2005.

In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. These advance notice provisions are in addition to, and separate from the requirements imposed by the SEC regarding stockholder proposals.

June 14, 2004

The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 2003. Such request should be addressed to Bernard A. Wagner, Chief Financial Officer, Correctional Services Corporation, 1819 Main Street, Suite 1000, Sarasota, Florida 34236.

2004 STOCK OPTION PLAN

OF

CORRECTIONAL SERVICES CORPORATION

1. Plan; Purpose; General. The purpose of this 2004 Stock Option Plan (the “Plan”) is to advance the interests of Correctional Services Corporation, (the “Company”) by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the “Participants”) by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company’s Common Stock, par value $0.01 per share, as the title or par value may be amended (the “Shares”). Options granted pursuant to the Plan may be incentive stock options (“Incentive Options”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the “Board”), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company.

3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the “Committee”), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than three members. Each of the members must be an outside, “non-employee director,” as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

4. Eligibility.

The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries, whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as outside “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

5. Grant of Options.

(a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

(b) No options shall be granted more than 10 years after the date the plan was adopted by the Board.

6. Terms and Conditions of Options

(a) Exercise Price. Except as provided in this Plan, the purchase price per Share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, “fair market value” will be determined as set forth in Section 9. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

(b) Period of Options. Unless earlier terminated, options shall terminate at a date determined by the Board, but in no event more than ten years from the date of grant.

(c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for Incentive Options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding common stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Act and applicable state securities laws.

A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

(d) Vesting. For options granted pursuant to this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.

(e) Transferability of Options. Incentive Options may only be sold, transferred or disposed of by will or by the laws of descent and distribution or otherwise to the extent permissible under the Code and other applicable regulations. Non-qualified stock options may be sold, pledged, assigned, hypothecated, transferred or disposed of only as determined by the Committee and as set forth in a grant agreement with an optionee.

(f) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant’s status as an employee, consultant or advisor to the Board. Except as provided in Section 6(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.

(g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

(h) Loans to Exercise Option. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may, in the Company’s sole and absolute discretion, loan such person, other than any director or executive officer (or equivalent thereof), the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

(i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its common stock previously owned by the

Participant or (iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 9 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company’s common stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the “short-swing” profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

7. Shares Subject to Plan.

(a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares of common stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 1,500,000 Shares of common stock of the Company.

(b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

8. Change in Control.

In the event of a consolidation or merger in which the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation, while unexercised options remain outstanding under the Plan, a holder’s rights with respect to outstanding and unexercised options granted to him or her will be adjusted in accordance with any one of the following:

(i)	subject to clauses (iii), (iv) and (v) below, in lieu of shares of CSC Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

(ii)	the Committee may provide that after a specified date prior to the effective date of such merger, consolidation, liquidation or sale, all options shall be exercisable in full; or

(iii)	all outstanding options may be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, and each holder thereof shall have the right to exercise any or all such options in full during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

(iv)	all outstanding options may be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

(v)	the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

9. Definitions.

(a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

(b) The fair market value of the common stock shall be deemed to be: (i) the closing price of the Company’s common stock appearing on a national securities exchange if the Company’s common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”); (ii) if the Shares are not listed on NASDAQ, then the average bid price for the Company’s stock as listed in the National Quotation Bureau’s pink sheets; (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company’s Shares.

10. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney’s fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by his in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provide, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

11. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 10 of the Plan, (e) extend the period of an outstanding option beyond ten years from the date of grant, (f) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

AMENDED AND RESTATED

1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

OF

CORRECTIONAL SERVICES CORPORATION

1.	Purpose of Plan.

The purpose of this Non-Employee Director Stock Option Plan (“Plan”) is to provide additional incentives to Non-Employee Directors (as defined below) of Correctional Services Corporation (“Company”) to promote the financial success and progress of the Company by granting such persons options to purchase shares of the Company’s Common Stock (“Common Stock”). The options to purchase shares of Common Stock under this Plan shall not qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Definition of “Non-Employee Director”.

As defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), a “Non-Employee Director” is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, e.g., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (e.g., where the director has a ten percent or more equity interest in an entity which makes or receives payments in excess of five percent of the Company’s or that entity’s consolidated gross revenues).

3.	Adoption of Plan.

This Plan shall be effective on the date that it is adopted by the Board of Directors of the Company (“Board”), and shall be subject to the approval by the holders of at least a majority of all shares of Common Stock present in person and by proxy and entitled to vote thereon at a meeting of shareholders of the Company. The Board shall have and may exercise any and all of the powers relating to the administration of this Plan and the grant of options hereunder as are set forth herein.

4.	Administration.

(a)	This Plan shall be administered by the Board.

(b)	The Board shall have the authority to (i) exercise all of the powers granted to it under this Plan, (ii) construe, interpret and implement this Plan and any Stock Option Agreements executed pursuant to Section 8 hereof, (iii) prescribe, amend and rescind rules and regulations relating to this Plan, (iv) make all determinations necessary or advisable in administering this Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan.

(c)	The determination of the Board on all matters relating to this Plan or any Stock Option Agreement shall be final, binding and conclusive.

(d)	No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any award thereunder.

5.	Eligibility.

Individuals who are Non-Employee Directors of the Company shall be eligible to participate in this Plan. Each Non-Employee Director to whom an option is granted hereunder is referred to as an “Optionee.”

6.	Shares Subject to this Plan.

The maximum number of shares of Common Stock that may be issued pursuant to options granted under this Plan to all Optionees is 300,000 shares, which shares may, at the discretion of the Board, be either authorized but unissued shares or shares previously issued and reacquired by the Company. Such number of shares shall be subject to adjustment as provided in this Plan. If any option is terminated or unpurchased in whole or in part for any reason without being exercised in whole or in part, the shares thereby released from such option shall be available for purchase under other options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of shares of Common Stock as shall be required to satisfy the requirements of outstanding options under this Plan.

7.	Granting of Options; Effective Date.

Until the expiration or sooner termination of this Plan, the Board, at any time and from time to time, may grant options to Non-Employee Directors for such number of shares, at such option price, and subject to the terms and provisions of this Plan. The date on which the grant of an option is authorized by the Board shall be the effective date of grant for all purposes, notwithstanding the fact that written acceptance by the Optionee of such grant may take place thereafter.

8.	Terms and Conditions of Options.

All options granted under this Plan shall be evidenced by a written Stock Option Agreement (which may incorporate the provisions of this Plan by reference and which shall be in such form as the Board shall approve) signed by the President of the Company and the Optionee. All options shall be granted subject to the following terms and conditions:

(a)	Exercise Price. The exercise price per share with respect to each option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

(b)	Fair Market Value. The term “Fair Market Value” as used herein as of any date and in respect of any share of Common Stock means the closing sale price for a share of Common Stock on the immediately preceding trading date as reported on The Nasdaq National Market or, if no closing sale price shall have been made on such relevant date, on the next preceding day on which there was a closing sale price; provided, however, that if no closing sale price shall have been made within the ten business days preceding such relevant date, or if deemed appropriate by the Board for any other reason, the Fair Market Value of such shares of Common Stock shall be as determined by the Board. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(c)	Option Term. Each option shall be granted for a term determined from time to time by the Board, but in no event shall an option be granted for a term of more than ten years and each option is subject to earlier termination in the event of the death or the voluntary or involuntary termination of the Optionee as set forth herein.

(d)	Exercise of Options. Options shall be exercisable within the times or upon the events determined by the Board as set forth in the grant of options; provided, however, that no option shall be exercisable after the expiration of five years from the date the option is granted. Upon exercise no fractional shares of Common Stock shall be issued or transferred and no payments shall be made in lieu of fractional shares. No shares of Common Stock shall be issued or delivered until full payment therefor has been made. No option may be exercised for fewer than the lesser of (i) 500 shares of Common Stock or (ii) all remaining shares of Common Stock subject to the option.

(e)	Notice of Exercise. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Board, stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock and such representations and agreements regarding the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of shares of Common Stock being purchased.

(f)	Payment. Payment for the shares of Common Stock may be made (i) in cash, (ii) by surrender of shares of Common Stock having a Fair Market Value equal to the exercise price of the option or (iii) by any combination of the foregoing where approved by the Board in its sole discretion; provided, however, in the event of payment for the shares of Common Stock by method (ii) above, the shares of Common Stock so surrendered, if originally issued to the Optionee upon exercise of an option(s) granted by the Company, shall have been held by the Optionee for more than six months.

(g)	Purchase for Investment. If the shares of Common Stock subject to an option have not been registered under the Securities Act of 1933, as amended (“Securities Act”), the Board shall have the right to require, as a condition to any exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act, including but not limited to the representation that any and all shares of Common Stock purchased upon exercise of the option will be purchased for investment and not with a view to the distribution or resale thereof and to agree that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the Stock Option Agreement or as may be imposed by law.

(h)	Death or Voluntary or Involuntary Termination. In the event of death of the Optionee or voluntary or involuntary termination of directorship with the Company of the Optionee, such option may, subject to the provisions of this Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such option has not previously been exercised, but only to the extent that such option could be exercised by the Optionee on the date of such death or voluntary or involuntary termination of directorship with the Company (whichever is the applicable case):

i)	in the event of the death of the Optionee, then by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, within twelve months from the date of death, but in no event subsequent to the expiration date of the option; or

ii)	in the event of the Optionee’s voluntary or involuntary termination of directorship with the Company, then by the Optionee within six months from the date of termination, but in no event subsequent to the expiration date of the option.

9.	Privileges of Stock Ownership.

No Optionee shall have any of the rights of a shareholder with respect to any shares of Common Stock subject to an option until the option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

10.	Adjustment of Option Shares.

In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available under this Plan and the number of shares of Common Stock subject to outstanding options and the exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any option and any resulting fractions of a share of Common Stock shall be ignored.

11.	Compliance with Laws.

The grant of options and the issuance of shares upon exercise of any options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the shares may be listed. The Company shall be under no obligation to register the shares with the Securities and Exchange Commission or to effect compliance with the Securities Act or with the registration or qualification requirement of any state securities laws or stock exchange.

12.	Change of Control.

In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the plan:

(i)	subject to the provisions of clauses(iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of CSC Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

(ii)	the Committee may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable in full; or

(iii)	all outstanding options may be cancelled, by the Committee as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding t he effective date of such merger, consolidation, liquidation or sale; or

(iv)	all outstanding options may be cancelled by the Committee as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

(v)	the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

13.	Amendment or Termination of Plan.

The Board may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that shareholder approval shall be required to be obtained by the Company if required to comply with the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the shares of Common Stock are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no amendment of this Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the Optionee.

14.	Term of Plan.

No option shall be granted pursuant to this Plan on or after June 2, 2014, but options theretofore granted may extend beyond that date and the terms of this Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.

15.	Applicable Law.

The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of Delaware and the United States of America.

16.	Issuance of Shares.

The shares of Common Stock, when issued and paid for pursuant to the options granted hereunder, shall be issued as fully paid and non-assessable shares.

17.	Withholding Taxes.

Whenever under this Plan shares are to be issued in satisfaction of the exercise of options granted thereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

18.	Transferability of Options.

An option may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Board and as set forth in a Stock Option Agreement with an Optionee.

ANNUAL MEETING OF STOCKHOLDERS OF

CORRECTIONAL SERVICES CORPORATION

July 28, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect seven directors to serve until the next annual meeting of stockholders.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Chet Borgida

O Stuart M. Gerson

O Bobbie L. Huskey

O John H. Shuey

O James F. Slattery

O Aaron Speisman

O Melvin T. Stith

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2004.

3. Approval of the 2004 Stock Option Plan of Correctional Services Corporation; and

4. Approval of the Amended and Restated 1999 Non-Employee Director Stock Option Plan of Correctional Services Corporation; and

5. Upon any and all such other business as may properly come before the meeting or any adjournment thereof.

Management and the Board of Directors are not aware of any other matters to be brought before the meeting. If any such matter or matters properly come before the Meeting, the designated proxy holder(s) will have discretionary authority to vote thereon.

ALL HOLDERS OF COMMON STOCK ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

STOCKHOLDERS WHO DO NOT EXPECT TO BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CORRECTIONAL SERVICES CORPORATION

1819 Main Street, Suite 1000 Sarasota, Florida 34236

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. Slattery and Bernard A. Wagner and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the 2004 Annual Meeting of Stockholders(the “Meeting”) of Correctional Services Corporation (the”Company”or “CSC”) will be held on Wednesday, July 28, 2004, 10:00 a.m., local time, at the Sarasota Chamber of Commerce Board Room, 1945 Fruitville Road, Sarasota, Florida 34236, for purposes of considering and acting upon the following matter on the reverse side.

Please complete, date and sign on the reverse side and mail in the enclosed envelope.